Exhibit 10.2

IDACORP, Inc.
Executive Incentive Plan
NEO 2010 Award Opportunity Chart

Name	Title	Threshold ($)	Target ($)	Maximum ($)

J. LaMont Keen	President and Chief	$248,000	$496,000	$992,000
	Executive Officer, IDACORP and Idaho Power

Darrel T.	Executive Vice	$91,250	$182,500	$365,000
Anderson	President – Administrative Services and Chief Financial Officer, IDACORP and Idaho Power

Daniel B. Minor	Executive Vice	$85,000	$170,000	$340,000
	President ‑ Operations, Idaho Power